Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Deutsche Target Date Series (to be renamed Deutsche Asset Allocation Trust) on Form N-1A (“Registration Statement”) of our report dated October 23, 2014 relating to the financial statements and financial highlights which appear in the August 31, 2014 Annual Report to Shareholders of Deutsche Multi-Asset Conservative Allocation Fund (formerly known as Deutsche LifeCompass 2015 Fund), Deutsche Multi-Asset Global Allocation Fund (formerly known as Deutsche LifeCompass 2020 Fund) and Deutsche Multi-Asset Moderate Allocation Fund (formerly known as Deutsche LifeCompass 2030 Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

October 13, 2015